                                                                   Exhibit 10(t)

                         TERMINATION OF LEASE AGREEMENT


            THIS TERMINATION OF LEASE AGREEMENT ("Agreement") is executed as of this 29th day of May, 1997, by and between Pratt Land Company, LLC, a Colorado limited liability company, ("Landlord") and SweetWater, Inc. ("Tenant").


                                   WITNESSETH:

            WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated the 12th day of December, 1994, with respect to those premises commonly known as 2505 Trade Centre Avenue, Longmont, Colorado ("Premises").

            WHEREAS, Tenant desires to enter into an agreement with Landlord with respect to termination of the remaining term of the Lease and;

            WHEREAS, Landlord is willing to terminate the Lease and all rights, obligations and liabilities associated therewith on the terms and conditions set forth herein including but not limited to the Tenant's full and complete performance of all terms and conditions of the Lease through the Termination Date and execution and delivery of this Agreement to Landlord on or before May 29, 1997.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. All capitalized terms used herein shall have the same definition as set forth in the lease, unless otherwise defined herein.

            2. Landlord and Tenant acknowledge and agree that the Lease shall terminate at 12:00 midnight on August 31, 1997, ("Termination Date"). Tenant shall vacate the Premises in their entirety on or before midnight on the Termination date. As a condition of this early termination, Tenant shall forfeit their security deposit of $26,250.00 and shall pay upon execution hereof an additional amount of $8,255.38 as a termination fee

            3. Tenant shall be responsible for any damage to the building during the process of vacating the Premises and shall otherwise comply with Paragraph 14 of the Lease. Tenant shall pay upon execution hereof to Landlord a damage deposit of $15,000.00 to cover estimated repairs and cleaning expenses. Said deposit shall be subject to all terms and conditions of the lease.

            4. Tenant hereby releases and forever discharges Landlord, its agents contractors, employees, successors and/or assigns from any and all actions, causes of actions, liabilities, suits, claims, damages, costs or expenses including attorneys' fees, now existing or hereafter arising, whether known or unknown, arising out of or resulting from the Lease

            5. Subject to Tenant's compliance with Paragraph 2, 3 and 4 above, Landlord hereby releases and forever discharges Tenant, their successors and assigns, from any and all actions, causes of action, liabilities, suits, claims, damages,costs or expenses, including attorneys' fees, now existing or hereafter arising, whether known or unknown, arising out of or resulting from the Lease.

            6. Nothing in this Agreement shall relieve Tenant or Landlord from each of their respective indemnification obligations under Paragraph 21.10 of the Lease relating to environmental compliance.

            7. The Agreement and releases contained herein shall inure to the benefit of and be binding upon successors, legal representatives and assigns of the parties hereto.

            8. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

            9. In the event of any controversy, claim or dispute between the parties affecting or related to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including but not limited to attorneys' fees, accountant's fees and costs.


LANDLORD:                                   Pratt Land Company, LLC
                                            a Colorado limited liability company


                                            By: /s/ Martin W. McElwain
                                               -------------------------
                                               Martin W. McElwain, Manager


TENANT:                                     SweetWater, Inc.

                                             By: /s/ Eric M. Reynolds
                                                -------------------------


                                      - 3 -